Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.

Jennifer LaVin

Executive Director, Corporate Communications

(781) 860-8362

jennifer.lavin@cubist.com

Cubist Provides Launch Update on Cubicin™ at 22nd Annual JP Morgan
Healthcare Conference

Company to Provide More Detail in Fourth-Quarter and Full-Year 2003 Earnings Press Release
and
Conference Call on February 26, 2004

Lexington, MA, January 16, 2004 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today recapped its investor presentation at this year’s JP Morgan Healthcare Conference, which concluded yesterday in San Francisco.

In a 25-minute company presentation, Cubist’s President & CEO, Michael W. Bonney, provided an update on the launch of the company’s flagship product, Cubicin™ (daptomycin for injection), a first-in-class IV antibiotic approved by the U.S. Food & Drug Administration in September 2003 for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive organisms.  CUBICIN is currently the only once-daily treatment proven effective against infections caused by both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA).

Over the past decade, the incidence of MRSA in the hospital setting has steadily risen and MRSA now accounts for over 50% of the S. aureus isolates identified in U.S. intensive care units.  In addition, rates of community-acquired MRSA have been rising at an alarming rate and are estimated to have reached as high as 40% in some regions of the U.S.  Importantly, in vitro studies have demonstrated that CUBICIN maintains potent activity against most clinically relevant Gram-positive bacteria, regardless of the resistance profile of those bacteria.

In his presentation, Mr. Bonney cautioned that, just 10 weeks into the launch of CUBICIN, it is much too early to speculate on the long-term implications of the trends presented, but made the following key points:

•                  Based on market data on courses of IV therapy to treat cSSSI in 2002, Cubist estimates the potential addressable U.S. market for CUBICIN to be over 10 million days of therapy annually.

•                  The company has now been filling orders for CUBICIN since the first week of November 2003.

•                  75 Cubist sales representatives are currently calling on the approximately 900 U.S. hospitals responsible for about two thirds of the U.S. hospital use of IV antibiotics that treat Gram-positive infections.

•                  Approximately one third of these 900 targeted hospitals have now ordered CUBICIN.

•                  Cubist indicated that the frequency and volume of re-orders of CUBICIN at these and other institutions has exceeded its initial expectations.

•                  Of the hospital formulary committees at these 900 hospitals that have met and made a decision, 97% had added CUBICIN to the formulary as of the end of 2003.

•                  The majority of the remaining 3% of such hospitals that had not placed CUBICIN onto formulary have nonetheless ordered drug.

•                  Between 10 and 15% of formulary acceptances have not restricted the use of the drug; of those that have, the majority have restricted use to infectious disease (ID) doctors, consult by an ID doctor, or use by intensivists, as one would expect with a new, first-in-class IV antibiotic, and consistent with the types of physicians prescribing vancomycin.

•                  Outpatient facility use has exceeded Cubist’s expectations and currently represents about one-third of CUBICIN orders.

•                  Manufacturing levels continue to exceed Cubist’s expectations and the company does not foresee any issues relating to supply of the drug.

•                  Sales trends for the first 10 weeks of launch closely track the true use of CUBICIN, since the company’s method of drop-shipping product directly from its warehouse to the customer has not resulted in a one-time wholesaler stocking bolus.

•                  Week over week sales trends for CUBICIN have been positive with the exception the weeks possessing fewer days of shipping due to the Thanksgiving, Christmas and New Year holidays.

•                  Gross sales of CUBICIN for the first 10 weeks of launch totaled almost $2.25 million.

•                  Enrollment in the ongoing Phase 3 study of CUBICIN in the treatment of endocarditis/bacteremia is continuing, and the company expects to report data from this study in the first half of 2005.

•                  Cubist plans to conduct additional studies on CUBICIN during 2004 in renally impaired patients and in patients suffering from febrile neutropenia, osteomyelitis and surgical wound infections.

•                  During 2004, Cubist plans to accelerate the rate of publication of clinical data on CUBICIN.

•                  Cubist and its partner Chiron Corporation expect to provide clarity on the European regulatory strategy for CUBICIN in the first half of 2004.

•                  Cubist is focused on four key issues in 2004 and beyond:  successfully commercializing CUBICIN in the U.S. and supporting our partners worldwide, expanding and progressing the company’s pipeline, improving the company’s capital structure, and driving towards profitability.

Cubist will provide more detail on the launch of CUBICIN and other corporate initiatives in its fourth-quarter and full-year 2003 earnings press release and conference call scheduled for February 26, 2004.

To reduce the development of drug-resistant bacteria and maintain the effectiveness of CUBICIN and other antibacterial drugs, CUBICIN should be used only to treat or prevent infections that are proven or strongly suspected to be caused by susceptible bacteria.  Patients receiving CUBICIN should be observed for the development of muscle pain or weakness and have creatine phosphokinase (CPK) levels monitored weekly if unexplained symptoms arise.  There was no statistical difference in frequency of CPK elevations between CUBICIN and comparator populations in Phase 3 clinical trials.  CUBICIN is not indicated for the treatment of pneumonia.  The most commonly reported adverse events in the cSSSI clinical trials in adults were constipation, nausea and headache.

CUBICIN is indicated for the treatment of complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: Staphylococcus aureus (including methicillin-resistant strains), Streptococcus pyogenes, Streptococcus agalactiae, Streptococcus dysgalactiae subsp. equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only).

For full prescribing information, visit www.Cubicin.com.  Cubicin is a trademark of Cubist Pharmaceuticals, Inc.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective drugs.  In the U.S., Cubist currently markets Cubicin™ (daptomycin for injection), for the treatment of complicated skin and skin structure infections caused by Gram-positive bacteria.  Cubist’s pipeline includes CAB-175, a next-generation parenteral cephalosporin antibiotic in Phase 1 trials, and an oral version of ceftriaxone (OCTX), a broad-spectrum cephalosporin antibiotic in pre-clinical development.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to further identify, develop, and achieve commercial success for new products and technologies; (vi) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (vii) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (viii) Cubist’s ability to protect its intellectual property and proprietary technologies; (ix) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

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Additional information can be found at Cubist’s web site at www.cubist.com